EXHIBIT 10.29

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the “Agreement”) is made this 28th day of April, 2005, between GENETICS INSTITUTE, LLC, a Delaware limited liability company, its successors and assigns (the “Lender”), and METAMORPHIX, INC., a Delaware corporation, its successors and assigns (the “Debtor”).

Explanatory Statement

     WHEREAS, on or about February 9, 1998, the Debtor executed and delivered a Promissory Note (the “Original Note”) to the Lender, which was modified (i) on or about August 18, 1998, by a First Allonge to Promissory Note (“First Allonge”); (ii) on or about October 30, 1998, by a Second Allonge to Promissory Note (“Second Allonge”); (iii) on or about January 26, 1999, by a Third Allonge to Promissory Note (“Third Allonge”); and (iv) on or about the date hereof by a Fourth Allonge to Promissory Note (the “Fourth Allonge”) (the Original Note, as modified by the First Allonge, Second Allonge, Third Allonge, and Fourth Allonge being referred to herein as the “Note”); and

     WHEREAS, upon and in consideration of the Lender’s agreeing to the Fourth Allonge, Debtor has agreed to grant to Lender a security interest in all of Debtor’s right, title, and interest, whether presently existing or hereafter acquired, in, to, and under all of the Collateral, as hereinafter defined, subject to the terms and conditions hereinafter set forth, as security for the Obligations (defined below).

     NOW, THEREFORE, in consideration of the Explanatory Statement, which is incorporated herein by reference, of the covenants, agreements, warranties and representations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Grant of Security Interest. To secure the Obligations (defined below), the Debtor hereby grants to the Lender a continuing security interest in all of Debtor’s right, title, and interest, whether presently existing or hereafter acquired, in, to, and under any and all Additional License Fees to be paid by Wyeth to Debtor under Section 7.2 and Schedule 7.2B of that January 26, 1999 Amended and Restated Collaboration Agreement by and among Genetics Institute, Inc., The Johns Hopkins University, and the Debtor, any and all Royalties to be paid by Wyeth to Debtor under Section 7.3 of such Agreement, and any and all Royalties to be paid by Wyeth to Debtor under Section 4.1 of that October 14, 2002 Cross-License Agreement by and between Wyeth, acting through Genetics Institute, LLC, and Debtor (collectively, the “Collateral”). This security interest granted to Lender herein is junior to previously granted security interests in all now owned or hereafter acquired, tangible and intangible, assets of the Debtor including intellectual property, accounts receivable, notes, patents, contracts, and all products and proceeds of the foregoing. A UCC-1 Financing Statement shall promptly be filed with the Secretary of State of the State of Delaware by the Debtor; notwithstanding the Debtor’s agreement to make such filing, the Debtor hereby authorizes the Lender, without notice to the Debtor, to file any financing statements or similar documents or filings required or appropriate to perfect or protect the security interest granted to the Lender hereunder.

     2. Definition of Obligations. As used herein, the term “Obligations” shall mean all liabilities, obligations, advances, covenants, and duties owing, arising, due, or payable by the Debtor to the Lender now or later under the Note, this Agreement, or any other document, instrument, or agreement related thereto, including without limitation all principal and interest due under the Note.

     3. Rights and Remedies under Note and UCC. Upon a failure to pay any amount due or any other default under the Note, the Lender shall have all rights and remedies set forth under such Note and as may be provided under applicable law, including, but not limited to, the Uniform Commercial Code of the State of Delaware. The security interest described in this paragraph shall be in addition to and shall not adversely affect any other contractual, equitable, and statutory rights that the Lender may have against the Debtor, including without limitation any recoupment rights and rights of setoff and any rights under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).

     4. Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by either (a) first class, certified mail, postage prepaid, return receipt requested, or (b) nationally recognized overnight delivery service, addressed to the Debtor, the Lender or to any other Person to whom any such notice or certificate or other communication is to be given, at the following addresses:

If to the Lender:	Genetics Institute, LLC
87 Cambridge Park Drive
Cambridge, MA 02140-2387

with a copy to:	Garrett L. Stackman, Corporate Counsel
Wyeth
5 Giralda Farms
Madison, New Jersey 07940

If to the Debtor:	MetaMorphix, Inc.
8000 Virginia Manor Road, Suite 140
Beltsville, Maryland 20705
Attn: Edwin C. Quattlebaum, Ph.D., President and CEO

with a copy to:	William E. Carlson, Esquire
Shapiro Sher Guinot & Sandler
36 S. Charles Street, Suite 2000
Baltimore, Maryland 21201

4. Miscellaneous

4.1	Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by the Lender.

4.2	Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

4.3	Law Governing. This Agreement is prepared and entered into with the intention that the law of the State of Delaware shall govern its construction and interpretation.

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Security Agreement as of the day and year first above written.

ATTEST:	METAMORPHIX, INC.

/ s / Thomas P. Russo		/ s / Edwin C. Quattlebaum
	By:	(SEAL)

Thomas P. Russo, Chief Financial Officer,		Edwin C. Quattlebaum, President and CEO
Executive Vice President, and Treasurer

ATTEST/WITNESS:	GENETICS INSTITUTE, LLC

/ s / Garrett L. Stackman		/ s / William M. Haskel
	By:	(SEAL)

Name: William M. Haskel
Title: Vice President